Schedule A

As of May 1, 2015

Fund	Assets (in Millions)	Fee Rate(1)	Effective Date of Fee Rate
Columbia Variable Portfolio - International Opportunities Fund	$0 - $500	0.790%	January 23, 2013
	>$500 - $1,000	0.745%
	>$1,000 - $1,500	0.700%
	>$1,500-$3,000	0.650%
	>$3,000-$6,000	0.640%
	>$6,000	0.620%
Columbia Variable Portfolio – Marsico 21st Century Fund	$0 - $500	0.710%	January 23, 2013
	>$500 - $1,000	0.665%
	>$1,000 - $1,500	0.620%
	>$1,500-$3,000	0.570%
	>$3,000-$6,000	0.560%
	>$6,000	0.540%
Columbia Variable Portfolio – Marsico Focused Equities Fund	$0 - $500	0.710%	January 23, 2013
	>$500 - $1,000	0.665%
	>$1,000 - $1,500	0.620%
	>$1,500-$3,000	0.570%
	>$3,000-$6,000	0.560%
	>$6,000	0.540%
Columbia Variable Portfolio – Marsico Growth Fund	$0 - $500	0.710%	January 23, 2013
	>$500 - $1,000	0.665%
	>$1,000 - $1,500	0.620%
	>$1,500-$3,000	0.570%
	>$3,000-$6,000	0.560%
	>$6,000	0.540%

(1)	Annual rates based on a percentage of the Fund’s average daily net assets.

IN WITNESS THEREOF, the parties hereto have executed the foregoing Schedule A as of April 15, 2015.

COLUMBIA FUNDS VARIABLE INSURANCE TRUST I

By:	/s/ Christopher O. Petersen
Name: Christopher O. Petersen
Title: President

COLUMBIA MANAGEMENT INVESTMENT ADVISERS, LLC

By:	/s/ Amy K. Johnson
Name: Amy K. Johnson
Title: Managing Director and Chief Operating Officer